EXHIBIT 10.15
-------------



                       COOPERATIVE JOINT VENTURE CONTRACT





                                     Between


                           GEOLOGY BRIGADE 209 OF THE
                                NUCLEAR INDUSTRY
                            OF YUNNAN PROVINCE, CHINA

                                       And



                      MAGNUS INTERNATIONAL RESOURCES INC.,
                          Registered in Nevada, U.S.A.




                            For the Establishment of




                              LONG TENG MINING LTD.

                                TABLE OF CONTENTS
                                -----------------

Article                                                                    Page

        Preliminary Statements..............................................1

1.      Parties to the Contract.............................................2

2.      Definitions.........................................................2

3.      Establishment and Legal Form of the Cooperative Company.............6

4.      Purpose, Scope of Business and Phases of Activity...................7

5.      Total Amount of Investment and Registered Capital;
        Assignment of Cooperative Company Interests.........................7

6.      Responsibilities of the Parties....................................13

7.      Mutual Representations.............................................15

8.      Warranties and Undertakings........................................16

9.      Sale of Cooperative Company Products...............................17

10.     Board of Directors.................................................17

11.     Management Organization............................................20

12.     Conduct of Operations..............................................21

13.     Purchase and Supply of Materials and Equipment
        and Provision of Services......... ................................22

14.     Labour Management..................................................22

15.     Financial Affairs and Accounting, Distribution of Profits..........23

16.     Taxation and Insurance.............................................26

17.     Confidentiality....................................................26

18.     Contract Term......................................................28

19.     Termination and Liquidation........................................29

20.     Breach of Contract.................................................31

21.     Non-Competition....................................................31

22.     Force Majeure......................................................32

23.     Settlement of Disputes.............................................32

24.     Applicable Law.....................................................34

25.     Miscellaneous Provisions...........................................34






Appendix I       Map of Cooperation Area

Appendix II      Party A Exploration Licenses

Appendix III     Description of Party A Exploration Licenses and Party A Mineral
                 Data

Appendix IV      Copies of Appraisal Documents

                       COOPERATIVE JOINT VENTURE CONTRACT
                       ----------------------------------

THIS CONTRACT is entered into between Geology Brigade 209 of the Nuclear Industry or Yunnan Province, China (hereinafter referred to as "Party A") and
                                                                   -------
Magnus International Resources Inc., registered in Nevada, U.S.A. (hereinafter referred to as "Party B").
                -------

                             Preliminary Statements
                             ----------------------

Taking into consideration that:

A. All mineral resources within the territory of the People's Republic of China (hereafter referred to as "China") are owned by the State of the
                                          -----
     People's Republic of China.

B. (1) Party B is willing to provide funds in order to carry out Exploration for resources with Party A, and the Parties are willing to jointly make investments, to jointly bear risks and to share the Exploration results of a certain area;

     (2) The Government of Yunnan Province of China (hereinafter referred to as "Yunnan") is encouraging the establishment of cooperative enterprises
           ------
          in Yunnan.

C. Party A and Party B signed a Preliminary Joint Venture Agreement on April 6, 2004 pursuant to which they agreed to establish a cooperative joint venture company (the "Cooperative Company") to conduct copper, gold and
                            --------------------
     iron exploration and mining activities within an area of 44.02 square kilometer of Luquan County, Yunnan Province(Exploration license No.5300000410155) and an area of 82.39 square kilometer of the Huidong county, Sichuan Province (Exploration license No.5100000430204) (as shown on Appendix I) an Eighty-two point three nine (82.39) square kilometer area (the "Cooperation Area") of Huidong County, Sichuan Province, People's
            -----------------
     Republic of China (as shown on Appendix I).

D. In China Exploration Licenses and Mining Licenses are conferred through the issuance of permits, and the holder of an Exploration License or Mining License shall carry on business and fulfill its obligations in accordance with the Mineral Resources Law of the People's Republic of China and other
              --------------------------------------------------------
     applicable laws and regulations.

E. Party A owns; in addition, it has agreed to transfer to the Cooperative Company gold and copper Exploration Licenses (the "Party A Exploration
                                                            --------------------
     Licenses") for the Cooperation  Area (a copy of which is attached hereto as
     --------
     Appendix II) and related data and information (the "Party A Mineral Data").
                                                         --------------------

Party A and B, after friendly consultation conducted in accordance with the principle of equality and mutual benefit, have agreed, in accordance with China's laws, regulations and relevant rules, to enter into this Contract which both Parties shall abide by.


                       Article 1: Parties to this Contract
                       -----------------------------------

1.1  The parties to this Contract are:

     (1) Party A: Geology Brigade 209 of the Nuclear Industry or Yunnan Province, China, a registered institutional legal person with its legal address at No. 182, West Dongfeng Road, Kunming City, Yunnan Province, People's Republic of China.

          Legal Representative Person of Party A:

          Name:              Cheng Huiming
          Position:          Brigade Leader
          Nationality:       Chinese
          Resident of:       China

     (2) Party B: Magnus International Resources Inc., a company duly registered under the laws of the State of Nevada, U.S.A. with its legal address at 101 Convention Center Drive, 7th Floor, Las Vegas, Nevada 89109, U.S.A.

          Legal Representative Person of Party B:

          Name:              Graham R. Taylor
          Position:          Chairman
          Nationality:       Canadian
          Resident of:       Canada

1.2  Change of Legal Representative Person
     -------------------------------------

          Each Party shall have the right to change its legal representative person and if a change occurs such Party is obligated to notify the other Party by written notification of the name, position, nationality and limits of rights of its new legal or authorized representative. One Party shall reimburse the other Party for direct losses the other Party incurs as a result of one Party not notifying the other Party in a timely manner of a change of its legal representative person.


                             Article 2: Definitions
                             ----------------------

Unless otherwise provided herein, the following words and terms used in this Contract shall have the meanings set forth below:

2.1  "Affiliate"  means,  in relation  to Party A, any  superior  enterprise  or
      ---------
     department of Party A and any enterprise or other entity which is directly or indirectly subordinate to, or controlled by, Party A or the department-in-charge of Party A; the term "control" meaning ownership of fifty percent or more of the registered capital or voting stock, or the power to appoint the general manager, factory chief or other principal person in charge of an enterprise or other entity.

2.2  "Affiliate"  means, in relation to Party B, any company which,  directly or
      ---------
     indirectly, is controlled by, under common control with, or in control of, Party B; the term "control" meaning ownership of fifty percent or more of the voting stock or registered capital, or the power to appoint or elect a majority of the directors, or the power to direct the management, of a company.

2.3  "Articles  of  Association"  means  the  Articles  of  Association  of  the
      -------------------------
     Cooperative Company approved by the Examination and Approval Authority and signed by Party A and Party B simultaneously with this Contract.

2.4  "Board  of  Directors"  means  the board of  directors  of the  Cooperative
      --------------------
     Company.

2.5  "Budget" means a detailed estimate and schedule of all costs to be incurred
      ------
     pursuant to a Program to be implemented by the Cooperative Company approved by the Board of Directors in accordance with Article 12.3.

2.6  "Budget Period" means one year unless otherwise  determined by the Board of
      -------------
     Directors.

2.7  "Business Day" means a day other than Saturday, Sunday or statutory holiday
      ------------
     in China or the U.S.A.

2.8  "Business  License" means the business  license of the Cooperative  Company
      -----------------
     issued by the China State Administration for Industry and Commerce or its authorized local administration for industry and commerce.

2.9  "Contract Term" means the term of this Contract as set forth in Article 18.
      -------------

2.10 "Cooperation  Area" means that distinct area of 44.02 square kilometers and
      -----------------
     82.39 square kilometers which is marked for ease of reference on the coordinate map included as Appendix I, or other area as the Parties mutually agree upon.

2.11 "Cooperative  Company"  means the  Sino-Foreign  enterprise  registered and
      --------------------
     formed by Party A and Party B pursuant to this Contract and in accordance with the Law of the People's Republic of China on Sino-Foreign Cooperative
              ------------------------------------------------------------------
     Enterprises and other relevant laws of China.
     -----------

2.12 "Costs"  means  all  costs,  expenses,  charges  and  outlays,  direct  and
      -----
     indirect, made or incurred by or on behalf of the Cooperative Company or General Manager in respect of operations of the Cooperative Company from the date of execution of this Contract including, but not limited to the generality of the foregoing, all field office costs, costs of Exploration, licensing, Development and Mining, which costs shall include the salaries, benefits and travel expenses of persons engaged in the operation of the Cooperative Company.

2.13 "Development"  means all preparation for overburden  stripping and recovery
      -----------
     of Products, including the preparation of feasibility studies, designing, licensing, construction, installation or purchase of heap leaching, milling or processing plants and other plant and infrastructure to be used for the mining, transporting, handling, milling, processing or production of other beneficiation products.

2.14 "Effective Date" means the effective date of this Contract,  which shall be
      --------------
     the date on which this Contract and the Articles of Association have been approved by the Examination and Approval Authority.

2.15 "Examination  and Approval  Authority"  means the government  department or
      ------------------------------------
     agency authorized under the China State Council rules regarding the examination and approval of foreign investment projects to examine and approve this Contract and the Articles of Association.

2.16 "Exploration"   means  all  activities  directed  toward  ascertaining  the
      -----------
     existence, location, quantity, quality or commercial value of Minerals and Mineral deposits, including prospecting, reconnaissance, trenching, drilling, sampling, surveying, metallurgical testing, economic pre-feasibility studies, environmental impact studies, researching and perfecting titles to use land and Exploration Licenses.

2.17 "Exploration  License" means all rights to conduct  Mineral  reconnaissance
      --------------------
     and related activities in the Cooperation Area granted by the License Issuing Authority.

2.18 "Feasibility  Study Report" means the feasibility  study report compiled by
      -------------------------
     Party A and Party B in accordance with the relevant laws and regulations in China relating to the formation of a Cooperative Company, which report must be approved by the appropriate department or authority in charge.

2.19 "Formal  Approvals"  means  the  fulfillment  of the  conditions  listed in
      -----------------
     Article 5.6(1) to (4).

2.20 "License  Issuing  Authority"  means the Ministry of Land and  Resources of
      ---------------------------
     China or the Departments of Land and Resources of the governments of various provinces, municipalities, autonomous regions, and municipalities directly under the Central Government.

2.21 "Management  Personnel"  means the Cooperative  Company's  General Manager,
      ---------------------
     Deputy General Manager and other management personnel who report directly to the General Manager.

2.22 "Minerals" means all metallic minerals, including gold ore.
      --------

2.23 "Mineral Data" means all geological,  geochemical and geophysical  data and
      ------------
     prospecting data, survey results, drill logs, assays and other data, and includes drill core samples.

2.24 "Mining"  means all  activities  to  recover  Products,  including  mining,
      ------
     extracting, producing, handling, treating, heap leaching, milling, beneficiation or other Mineral product processing including the production of refinable concentrates, regardless of the method, and all operating and reclamation activities.

2.25 "Mining License" means all rights to conduct Mining in the Cooperation Area
      --------------
     granted by the License Issuing Authority.

2.26 "Other   Entity"   means  any  natural   person,   legal  person  or  other
      --------------
     organization, enterprise or entity other than Party A or Party B.

2.27 "Party A Mineral Data" means all data and information relating to the Party
      --------------------
     A Exploration Licenses owned or controlled by Party A, as described in Appendix III.

2.28 "Party A Exploration  Licenses" mean the Exploration Licenses held by Party
      -----------------------------
     A as of the date of execution of this Contract, copies of which are set forth in Appendix II (1) and Appendix II (2) and every Exploration License issued in substitution or replacement thereof, including the Exploration Licenses issued to the Cooperative Company as a result of Party A transferring the above mentioned Exploration Licenses to the Cooperative Company.

2.29 "Phase I" and "Phase II" mean the first and second phases, respectively, of
      -------       --------
     the activities of the Cooperative Company as more particularly described in
     Article 4.3.

2.30 "Products" means all Minerals produced from Mining Licenses or other rights
      --------
     owned by the Cooperative Company, including all refined gold ingots, and other products produced therefrom.

2.31 "Program"  means a  reasonably  detailed  description  of  operating  to be
      -------
     conducted and objectives to be accomplished by the Cooperative Company for a Budget Period, approved by the Board of Directors in accordance with
     Article 12.3.

2.32 "Three  Funds" means the social  insurance,  medical  insurance and housing
      ------------
     fund of the Cooperative Company as required to be established in accordance with relevant regulations in China.

2.33 "Cooperative Conditions" means the Party A Exploration Licenses and Party A
      ----------------------
     Mineral Data obtained by Party A and the registered capital of Three Million Ten Thousand United States Dollars (US$3,010,000) to be injected into the Cooperative Company by Party B.

       Article 3: Establishment and Legal Form of the Cooperative Company
       ------------------------------------------------------------------

3.1 The Parties hereby agree to establish the Cooperative Company in accordance with the relevant laws and regulations of China and the provisions of this Contract. Promptly following the signature of this Contract, both Parties shall sign the Cooperative Company's Articles of Association. Party A will handle application procedures for the approval of this Contract and the Articles of Association. Party B will assist Party A in providing documents and information required from Party B in carrying out the various procedures.

3.2 Party A shall provide to Party B photocopies of all application documents and materials submitted to government departments in connection with the procedures described in Article 3.1, and promptly upon receipt shall provide to Party B photocopies of all correspondence, official replies, approval certificates, the Business License and any other documents received from government departments. In addition, Party A shall provide to Party B, within sixty (60) days from issuance of the Business License, notarized copies of the Business License and of the official replies and approval certificates for the Phase I Feasibility Study Report, this Contract and the Articles of Association.

3.3 The Cooperative Company shall commence operations upon the issuance of its Business License.

3.4 The name of the Cooperative Company shall be (Chinese characters) in Chinese and Yunnan Long Teng Mining Ltd. in English.

3.5 The legal address of the Cooperative Company shall be Dushimingyuan Bldg., No. A-2708, Central Renmin Road, Kunming, Yunnan Province, People's Republic of China.

3.6 The Cooperative Company may establish branch offices with the consent of the Board of Directors and approval from the relevant governmental authorities in China.

3.7 The Cooperative Company shall be an enterprise legal person registered and formed by Party A and Party B pursuant to this Contract and in accordance with the laws of China. The activities of the Cooperative Company shall comply with the provisions of the laws, decrees and regulations of China, and its lawful rights and interests shall be protected by the laws of China.

3.8 The Cooperative Company shall be a limited liability company. The liability of each Party to the Cooperative Company shall be limited to its contribution to the Cooperative company's registered capital in accordance with Article 5. Party A shall, in accordance with the Cooperative Condition, transfer the Party A Exploration Licenses and Party A Mineral Data to the Cooperative Company and Party B's contribution to the registered capital of the Cooperative Company shall be Three Million and Ten Thousand US Dollars (US$3,010,000) during Phase I. Creditors of the Cooperative Company shall have recourse only to the assets of the

     Cooperative Company and shall not be entitled to compensation, damages or other remedies from any of the Parties.


          Article 4: Purpose, Scope of Business and Phases of Activity
          ------------------------------------------------------------

4.1 The purpose of the Cooperative Company is to use advanced technology and scientific management techniques to conduct Exploration activities in China, and to obtain satisfactory economic benefits for the Parties.

4.2 The Cooperative Company's scope of business shall be Exploration, Mining, dressing, Development, processing and selling of copper, gold and other related polymetallic Minerals.

4.3 The Cooperative Company's activities will be divided into two phases. The first phase, of four (4) years, will be the Exploration phase (Phase I). The second phase, of Twenty-six (26) years, will be the Development phase (Phase II). However, Exploration, Development or Mining activities may be conducted in either Phase I or Phase II, as determined by the Board of Directors.

4.4 The Parties confirm that their objective is the Cooperative Company's scope of business, including the Exploration and Mining for deposits of precious metals and non-ferrous metals as contemplated in Article 4.2. The Parties shall cooperate with one another and with the Cooperative Company to obtain any additional Exploration Licenses, Mining Licenses, approvals and registrations in accordance with current relevant laws and regulations of China.


          Article 5: Total Amount of Investment and Registered Capital;
          -------------------------------------------------------------
                   Assignment of Cooperative Company Interests
                   -------------------------------------------

5.1 The Cooperative Company's total investment in Phase I shall be Five Million US Dollars (US$5,000,000) and the Cooperative Company's registered capital shall be Three Million and Ten Thousand US Dollars (US$3,010,000).

5.2

     (1) As its Cooperative Conditions, Party A shall, in accordance with the relevant terms of this Contract, transfer the "Party A Exploration Licenses" and the "Party A Mineral Data" to the Cooperative Company. The value of the said "Party A Exploration Licenses" and "Party A Mineral Data" has been appraised by a mining right appraisal institution qualified under Chinese law (Appendix IV). In accordance with Article 15.11, the contribution of such Cooperative Conditions shall entitle Party A to a ten percent (10%) interest in the Cooperative Company.

     (2) The Parties hold that the "Party A Exploration Licenses" and the "Party A Mineral Data" shall have a total appraised value and that:
          (i) the total appraised value became valid following confirmation by the appraisal report issued on the 5th day of July, 2004; (ii) the report shall be filed with the appropriate competent higher governmental authority; and (iii) such report shall be attached hereto as an Appendix.

5.3 (1) Subject to Article 5.6, Party B shall contribute Three Million and Ten Thousand US Dollars (US$3,010,000) as the Cooperative Company's registered capital. Party B shall contribute the registered capital in United States Dollars cash. In accordance with Article 15.11, the contribution of such capital contributions shall entitle Party B to a 90% interest in the Company.

     (2) Any increase in the registered capital or total investment of the Company shall be contributed one hundred percent (100%) by the Party B, and the Party A shall not be required to contribute further capital to the Cooperative Company, but shall retain its ten percent (10%) share of the rights and interests in the Cooperative Company.

     (3) Within 30 days upon receipt of the business license of the Cooperative Company, Party B will give to Party A Five Hundred Thousand United States Dollars (US$500,000) of equivalent shares of common stock of Magnus International Resources, Inc. listed on the U.S.A.'s NASDAQ market (listed on United States NASD OTC Bulletin Board), and shall take care of the documentation for such equity transfer as soon as possible.

5.4 (1) The Parties shall make their contributions of Cooperative Conditions or registered capital in accordance with the timetable set forth in
          Article 5.4(2). If the overdue contribution has not been made within thirty (30) days of "notification" of default, the other Party shall have the right to terminate this Contract and claim damages from the breaching Party.

     (2)  The timetable for such contributions is as follows:

          (i) Party A shall apply to the suitable competent governmental authority to transfer its "Party A Exploration Licenses" and Party Mineral Data free and clear of mortgages (free and clear of property liens) to the Cooperative Company immediately on the date of issuance of the Cooperative Company's Business License, and cause the "Party A Exploration Licenses" to be registered in the name of the Cooperative Company within ninety (90) days after
                                                          -----------
               the date of issuance of the Business License.

          (ii) Following transfer of the "Party A Exploration Licenses" and the "Party A Mineral Data" to the Cooperative Company:

               (A) Party B shall contribute not less than Four Hundred Sixty Thousand United States Dollars (US$460,000) to the Cooperative Company's registered capital, within three (3) months after the issuance of the Business License.

               (B) Party B shall contribute an additional funds not less than One Million United States Dollars (US$1,000,000) to the Cooperative Company's registered capital, within twenty-four
                    (24) months after the issuance of the Business License.

               (C) Party B shall contribute an additional funds of not less than One Million Five Hundred Fifty Thousand United States Dollars (US$1,550,000) to the Cooperative Company's registered capital within thirty-six (36) months after the issuance of the Business License.

         (iii) If Party B is satisfied with the results of the Cooperative Company's Exploration program and additional funds are required, then, the Parties will jointly apply to the appropriate competent governmental authority to increase the Cooperative Company's registered capital to US$5,000,000. Subject to the approval of the application, Party B shall contribute an additional US$1,990,000 of registered capital within forty-eight (48) months after the date of issuance of the Business License.

     Notwithstanding Article 5.4(2)(ii), Party B may, at its sole discretion, elect to make contributions to the capital of the Cooperative Company in advance of the dates specified in Article 5.4(2)(ii), provided that during Phase I Party B shall contribute sufficient funds on an annual basis to the Cooperative Company's registered capital to enable it to undertake the minimum Exploration expenditures in accordance with the Party A Licenses as required by law.

5.5 Each time Party B makes a contribution to the Cooperative Company's registered capital, a Chinese registered accountant engaged by the Board of Directors shall promptly verify the contribution and issue a capital verification report to the Cooperative Company within sixty (60) days from the date of the contribution. Within thirty (30) days from receipt of the capital verification report, the Cooperative Company shall issue an investment certificate to such Party in the form prescribed by the applicable regulations in China, signed by the Chairman and the Vice-Chairman of the Board and chopped with the Cooperative Company's chop, and a copy shall be submitted to the Examination and Approval Authority for the record. The General Manager shall maintain a file of all capital verification reports and copies of all investment certificates that have been issued to the Parties.

5.6 Party B shall not be obligated to make any contribution to the Cooperative Company's registered capital if any of the following conditions has not been satisfied or waived in writing by Party B:

     (1) following signature by both Parties, this Contract and the Articles of Association have been approved by the Examination and Approval Authority without altering their terms and conditions and without imposing any additional obligations on either Party or the Cooperative Company, unless Party B has been notified in advance of and consented in writing to such alterations or additional obligations;

     (2) the Business License has been issued without altering the Cooperative Company's business scope as set forth in Article 4.2, unless Party B has been notified in advance of and consented in writing to such alteration;

     (3) issuance and transfer to the Cooperative Company in its name of the "Party A Exploration Licenses", free and clear of all liens and liabilities;

     (4) issuance or transfer to the Cooperative Company of all other regulatory approvals, registrations, permits, licenses, certificates and rights that Party B reasonably considers to be necessary for the Cooperative Company to be able to conduct the various activities within its scope of business; and

     (5) receipt by Party B of a legal opinion from a lawyer of Party B's choice that confirms that the conditions listed above in Article 5.6(1) to (4) have been satisfied and that this Contract is a valid and binding contract the terms of which are fully binding on the Parties.

     The Parties agree that if any of the conditions specified in Article 5.6(1) to (5) have not been satisfied or waived by Party B within the first to occur of (A) three (3) months from issuance of the Business License or (B) five (5) months from the date on which this Contract is signed by the Parties, or within any extended period of time as the Parties may agree in writing, then Party B shall have the right to terminate this Contract by written notice to Party A.

5.7 If Party B decides that there is no value conducting further Exploration activities after Party B has contributed at least Four Hundred and Sixty Thousand United States Dollars (US$460,000) to the Cooperative Company, then Party B may elect to: (i) transfer its interest in the Cooperative Company to Party A without consideration; or (ii) dissolve the Cooperative Company.

5.8  Loans and Capital Increases

     (1) The total amount of the Cooperative Company's investment and registered capital shall be gradually and successively increased in accordance with the Cooperative Company's Exploration results. Exploration, Development and Mining schemes, Programs and Budgets shall be determined by the Board of Directors.

     (2) To the greatest extent permitted by applicable laws, the Cooperative Company may fund its operations with loans borrowed from third parties and/or by shareholder loans pursuant to loan agreements approved by the Board of Directors. If required by the lender, the Cooperative Company may mortgage its assets in favor of the lender as security for the repayment of the loan. In the case of a shareholder loan, the Cooperative Company may pay interest to the lending Party at the prevailing commercial rate of interest for similar loans.

     (3) If the Board of Directors approves a scheme, Program or Budget that will require expenditures in excess of the funds obtainable by the Company, the Company may resolve the situation by taking out loans, but the registered capital of the Company shall be increased accordingly, and the Parties shall take necessary steps to make best efforts to obtain governmental approvals required in connection with such capital increase.

     (4) Party B shall contribute all the additional capital that may be required by the Cooperative Company ("Additional Capital").
                                                ------------------

     (5)  If an  increase  is  required in  accordance  with the  provisions  of
          Article 5.8(3), no increase in registered capital shall be effective until the requirements of the applicable laws of China have been complied with:

          (i) each Party now agrees that it will promptly implement documents of that type, and take acts with reference to the requirements of the laws of China so as to cause the increase to be effective; and

          (ii) without limiting the generality of the foregoing, if the said resolution is required to be passed in accordance with the applicable laws of China, each Party shall be responsible to cause the directors appointed by it to vote in favor of a unanimous Board resolution approving such increase,.

5.9 The stipulations set forth in this Article 5.9 shall apply to transfers of the Parties' interests in the Cooperative Company:

     (1) Each Party shall have a pre-emptive right of purchase with respect to the transfer of all or any part of the other Party's interest in the Cooperative Company. A Party (the "Transferor") that wishes to
                                                  ----------
          transfer its interest in the Cooperative Company shall give the other Party written notice (the "Transfer Notice") setting forth the
                                         ----------------
          identity of the intended  transferee (the  "Transferee") and the price
                                                      ----------
          and other terms and conditions of the transfer. The Transfer Notice shall constitute an irrevocable offer to transfer the interest to the other Party or, in the case of Party B, to Party B or such Other Entity as may be designated by Party B, at the price and upon the other terms and conditions set forth therein. The other Party may accept the Transferor's offer to transfer the interest by written notice (the "Acceptance Notice") to the Transferor sent no later than
                       ------------------
          sixty (60) days after receipt of the Transfer Notice. During that sixty-day period, the Transferor shall promptly provide to the other Party such information concerning the intended Transferee's business and financial condition as the other Party may reasonably request so as to enable the other Party to decide whether to exercise its preemptive right of purchase. If the other Party does not send the Acceptance Notice within the sixty-day period, the Transferor may transfer the interest to the intended Transferee for a price no less than the price set forth in the Transfer Notice and upon other terms and conditions no more favorable than those set forth in the Transfer Notice. The Transferor shall notify the other Party in writing of the final terms and conditions of the transfer within two (2) days of concluding a transfer contract with the intended Transferee. If the transfer to the intended Transferee is not submitted to the Examination and Approval Authority for approval within three (3) months from the expiration of the foregoing sixty (60) day period, the Transferor must again comply with the provisions of this Article 5.9(1) before transferring its interest in the Cooperative Company.

     (2) Each Party may at any time during the Contract Term transfer its interest in the Cooperative Company to an Affiliate of the Party, and at this time each Party waives its pre-emptive right of purchase with respect to transfers by the other Party.

     (3)  A Party transferring its interest in the Cooperative Company will:

          (i) ensure that its transferee signs a legally binding document making it a party to this Contract and bound by the terms and conditions of this Contract to the same extent as was the transferring Party; and

          (ii) until the date of transfer of its interest, remain liable for liabilities or obligations existing or incurred.

     (4) Each Party hereby consents to any transfer that meets the requirements of this Article 5.9 and further agrees that the Board of Directors shall be deemed to have consented unanimously to such a transfer. Each Party agrees promptly to take all actions and to sign all documents, and to cause its appointees on the Board of Directors promptly to take all legally required actions and sign all legally required documents, in order to effect the transfer. The transfer shall be submitted to the Examination and Approval Authority for approval and, following receipt of such approval, the Cooperative Company shall carry out procedures for the amendment of registration with the competent administration for industry and commerce.

5.10 Transfer of any change in the "Party A Exploration Licenses" to an Other Entity requires approval by Party A and Party B.

5.11 The Cooperative Company may obtain loans in China or abroad to fund the difference between the total amount of investment and the registered capital. Party A will assist the Cooperative Company in applying for loans from lenders in China on competitive terms and conditions, and Party B will assist the Cooperative Company in applying for loans from lenders outside China on competitive terms and conditions. If any lender requires a loan guarantee, the Parties shall consult to determine whether and on what terms they are willing to provide such guarantees.

5.12 No Party shall mortgage, pledge or otherwise encumber its interest in the Cooperative Company without the prior written consent of the other Party.

5.13 Except as otherwise expressly provided in this Contract, the Cooperative Company shall not assume any liabilities or other obligations of Party A or Party B.

                   Article 6: Responsibilities of the Parties
                   ------------------------------------------

6.1 In addition to its other obligations under this Contract, Party A shall have the following responsibilities:

     (I) procure on the Cooperative Company's behalf and at the expense of the Cooperative Company all approvals, permits, licenses, certificates and rights needed for the lawful establishment of the Cooperative Company and for undertaking activities within the scope of business set out in
          Article 4.2 during the term of the Cooperative Company;1

     (2) assist the Cooperative Company in negotiations with county, municipal, provincial and central government departments and other relevant authorities to ensure that the Cooperative Company can commence activities within the scope of business set out in Article 4.2 in accordance with applicable laws, and to maintain all the legal rights and interests of Party B under this Contract;

     (3) at the request of the Cooperative Company, provide at rates competitive in the vicinity, all office space required for the operations of the Cooperative Company and any labor and staff requested by the Cooperative Company;

     (4) assist the Cooperative Company in applying for all licenses and permits required for the operation of the Cooperative Company's business, including renewals of or replacements for the "Party A Exploration Licenses".

     (5) assist the Cooperative Company in purchasing, leasing or otherwise procuring equipment and machinery, tools, raw materials, office furniture and equipment, vehicles and other materials required for the Cooperative Company's production and operations from sources in China;

     (6) assist the Cooperative Company in applying for licenses for the import of equipment and machinery, tools, raw materials, office furniture and equipment, vehicles and other materials required for the Cooperative Company's production and operations, and in carrying out all import and customs declaration formalities in respect thereto;

     (7) assist the Cooperative Company in obtaining all necessary entry visas, work permits, residence permits and other necessary documents for its expatriate personnel;

     (8) assist the Cooperative Company in recruiting skilled managers and technical personnel;

     (9) assist the Cooperative Company in obtaining or providing housing for its expatriate personnel, with the cost of such housing to be borne by the Cooperative Company;

     (10) assist the Cooperative Company to obtain government approvals and registrations necessary to effect any increase in registered capital that, as contemplated in accordance with the provisions of Article 5.8, are required under a Budget approved by the Board of Directors;

     (11) assist the Cooperative Company in applying for and obtaining the most preferential tax treatment and other investment incentives available under the laws and regulations of China and of Yunnan;

     (12) assist the Cooperative Company in obtaining and keeping a Foreign Exchange Registration Certificate and other necessary approvals to utilize the various foreign exchange balancing methods permitted under the applicable laws and regulations of China;

     (13) assist the Cooperative Company in opening Renminbi and foreign currency bank accounts and in obtaining from local banks all necessary working capital Renminbi loans; and

     (14) handle other matters entrusted to it by the Board of Directors.

6.2 In addition to its other obligations under this Contract, Party B shall have the following responsibilities:

     (1) assist the Cooperative Company in purchasing, leasing or otherwise procuring equipment and machinery, tools, raw materials, office furniture and equipment, vehicles and other materials required for the Cooperative Company's production and operation from sources outside of China;

     (2) assist the Cooperative Company in recruiting skilled managers and technical personnel; and

     (3)  handle other matters entrusted to it by the Board of Directors.


                        Article 7: Mutual Representations
                        ---------------------------------

7.1 Each Party hereby represents and warrants to the other Party that, as of the date hereof and as of the Effective Date:

     (1) such Party is duly organized, validly existing and in good standing under the laws of the place of its establishment or incorporation;

     (2) such Party has carried out all procedures and obtained all approvals required under the laws and regulations to which it is subject, and has the requisite power under such laws and regulations, to enter into this Contract and to perform all of its obligations hereunder;

     (3) such Party has taken all internal actions necessary to authorize it to enter into and perform this Contract and its representative whose signature is affixed hereto is fully authorized to sign this Contract and to bind such Party thereby;

     (4) upon the effective date, this Contract shall be legally binding on such Party;

     (5) neither the signature of this Contract nor the performance of its obligations hereunder will conflict with, or result in a breach of, or constitute a default under, any provision of the articles of association or by-laws of such Party, or any law, regulation, rule, authorization or approval of any government agency or body, or of any contract or agreement to which such Party is a party and subject;

     (6) no lawsuit, arbitration, other legal or administrative proceeding, or governmental investigation is pending against such Party that would affect in any way its ability to enter into or perform this Contract; and

     (7) such Party has disclosed to the other Party all information in its possession relating to the Cooperative Company's establishment or future operations, including that which may have a material adverse effect on such Party's ability to fully perform its obligations hereunder, or which has a material effect on the other Party's willingness to enter into this Contract, and none of the information provided by such Party to the other Party contains any material statements which are false or misleading.


                     Article 8: Warranties and Undertakings
                     --------------------------------------

8.1  Party A represents, warrants and undertakes to Party B that:

     (1) it has lawfully acquired the "Party A Exploration Licenses" and "Party A Mineral Data", and complete and correct descriptions of the "Party A Exploration Licenses" and the "Party A Mineral Data", respectively, contained in Appendix III as of the effective date;

     (2) it has not committed, and will not commit, any breach under the "Party A Exploration Licenses" and enjoys valid and subsisting reconnaissance rights within the scope described in the "Party A Exploration Licenses";

     (3) it may lawfully transfer to the Cooperative Company the "Party A Exploration Licenses" and "Party A Mineral Data";

     (4) the "Party A Exploration Licenses" and "Party A Mineral Data" are not subject to any mortgage, encumbrances, liens or other fees and Party A has good saleable contractual rights to the "Party A Exploration Licenses" and "Party A Mineral Data";

     (5) it knows of no actual legal claim by any government department, military unit, organization, company, collective or any other entity
          or  individual,   that  will  directly  or  indirectly   subjects  the
          Cooperative Company's use rights to any conditions except those specified in the "Party A Exploration Licenses"; and

     (6) all necessary filings have been made and the requirements to protect the "Party A Exploration Licenses" have been fulfilled.

8.2 Each Party shall indemnify the other Party against all losses, expenses and liabilities arising from a breach of any of the foregoing representations, warranties and undertakings.

     (1) Party B is duly organized, validly existing and has a good reputation under the laws of the place of its establishment or incorporation;

     (2) Party B has taken all actions necessary to authorize it to enter into this Contract and the representative whose signature is affixed hereto is fully authorized to sign this Contract and to bind such Party thereby;

     (3) Party B has disclosed to Party A all documents, representations and information in its possession which may have an adverse effect on the ability of the matters of this Contract to perform this Contract, or information which if disclosed may cause the other Party to have a material effect on the willingness to enter into this Contract, and none of the documents provided by Party B contains any false statements in respect of material facts or does not omit any necessary material facts so as to become misleading;

     (4) subject to the relevant terms of this Contract and the practical laws and statutes of China, Party B will steadily inject funds in the Cooperative Company to ensure the normal operation of the Cooperative Company;

     (5) all mineral data of the Cooperative Company shall be shared by the Parties and no such data may be concealed from Party A; and

     (6) the personnel to be recruited and engineering works to be carried out by the Cooperative Company shall be recommended by Party A and be subject to the consent of the Board of Directors.

8.3 Each Party shall indemnify the other Party against all losses, expenses and liabilities arising from a breach of any of the foregoing representations, warranties and undertakings.


                 Article 9: Sale of Cooperative Company Products
                 -----------------------------------------------

9.1 The Cooperative Company may sell Minerals and related Products extracted from the Cooperation Area in accordance with the relevant laws and regulations of China.

9.2 The pricing of Minerals and related Products sold by the Cooperative Company shall be determined by the General Manager in accordance with the relevant laws and regulations of China and pricing policies set by the Board of Directors.


                         Article 10: Board of Directors
                         ------------------------------

10.1 The Board of Directors shall be the highest authority of the Cooperative Company and shall decide all matters of major importance to the Cooperative Company. The date of issuance of the Business License shall be the date of establishment of the Board of Directors.

10.2 The Board of Directors shall comprise five (5) directors, two (2) of whom shall be appointed by Party A and three (3) of whom shall be appointed by Party B.

10.3 Each director shall be appointed for a term of three (3) years. If the Party which has appointed a director at any time removes a director, it shall appoint a replacement in the same manner as the original appointee. A director may serve consecutive terms if reappointed by the Party that originally appointed him. If a seat on the Board of Directors is vacated by the retirement, resignation, removal, disability or death of a director, the Party that originally appointed such director shall appoint a successor to serve out such director's term.

10.4 Party B shall designate a director to serve as the Chairman of the Board and Party A shall designate another director to serve as the Vice-Chairman of the Board. The Chairman of the Board is the legal representative person of the Cooperative Company, but shall not contractually or otherwise bind the Cooperative Company without the prior written authorization of the Board of Directors. Whenever the Chairman of the Board is unable to perform his responsibilities for any reason, the Chairman shall appoint the Vice Chairman of the Board to perform such responsibilities or if the Vice-Chairman is unable to perform such responsibilities for any reason, the Chairman shall appoint another director to perform such responsibilities.

10.5 To appoint or remove a director, or to designate or change the Chairman or Vice-Chairman, a Party shall notify the other Party in writing. Appointments and removals of directors, and designations and changes of the Chairman or Vice-Chairman, shall become effective upon receipt of such notice by the other Party. As required by law, appointments, removals, designations and changes in designation shall be filed with the Examination and Approval Authority and registered with the competent administration for industry and commerce.

10.6 The Cooperative Company shall indemnify each director against all claims and liabilities incurred by reason of his being a director of the Cooperative Company, provided that the claim or liability does not result from intentional misconduct or gross negligence or a violation of criminal laws by the director.

10.7 The first meeting of the Board of Directors shall be held within one (1) month from the date of issuance of the Business License, unless the Parties agree otherwise. Thereafter, the Board of Directors shall hold at least one
     (1) regular  meeting in each calendar year. Upon the written request of two
     (2) or more of the directors of the Cooperative Company specifying the matters to be discussed, the Chairman of the Board shall within thirty (30) days of receipt thereof convene an interim meeting of the Board of Directors.

10.8 The Chairman of the Board shall give written notice, including the time and place of the meeting and the agenda, to each of the directors at least fifteen (15) days prior to any meeting of the Board. A Board meeting held without proper notice having been given to any director shall be invalid unless such director, either before or after the meeting, delivers a written notice of waiver to the Chairman and Vice-Chairman. Meetings shall be held at the registered address of the Cooperative Company or such other address in China or abroad as may be agreed by the Chairman of the Board and Vice-Chairman of the Board. The Chairman of the Board shall set the agenda for Board meetings after consultation with the Vice-Chairman of the Board and shall be responsible for convening and presiding over such meetings.

10.9 Five (5) directors, present in person or by proxy, two (2) of whom must be the Chairman of the Board and Vice-Chairman of the Board, shall constitute a quorum for all meetings of the Board of Directors. If at any properly convened meeting, no quorum is constituted because less than four (4) directors are present in person or by proxy, then the Chairman of the Board may call another meeting with five (5) days notice to each director. If a director or his proxy fails to attend that other meeting, that director shall be deemed to have attended such meeting for the purposes of quorum.

10.10If a director is unable to attend Board of Directors meetings or to carry out his other functions as director, he may issue a proxy and entrust a representative to attend meetings or carry out his other functions on his behalf. The representative so entrusted shall have the same rights and powers as the director who entrusted him. One person may represent more than one director by proxy.

10.11The Board of Directors  will cause  complete  and accurate  minutes in both
     Chinese and English to be preserved of all Board meetings. Whenever possible, the text of Board resolutions shall be prepared in Chinese and English for signature at the meeting by those directors voting in favor of the resolution. Draft minutes of Board meetings shall be distributed to all the directors within thirty (30) days from the date of the meeting. Any director who wishes to propose an amendment or addition shall submit the same in writing to the Chairman and the Vice-Chairman within thirty (30) days after receipt of the draft minutes. No amendments or additions shall be proposed to written resolutions signed at a meeting. The Chairman and Vice-Chairman shall complete the final minutes and distribute them to each director and each Party not later than ninety (90) days after the meeting. If the Chairman and Vice-Chairman cannot agree on any part of the text of the minutes, the text at issue shall be placed on the agenda of the next Board meeting and they shall complete, sign and distribute the rest of the final minutes as stipulated above. The Cooperative Company shall maintain a file of all Board meeting minutes and make the same freely available to the Parties and their authorized representatives.

10.12Resolutions concerning adoption of the following matters shall require the unanimous assent of all the directors who are present in person or by proxy at a duly convened meeting of the Board of Directors:

     (1)  amendments to the Articles of Association;

     (2) increase or reduction in the registered capital of the Cooperative Company;

     (3)  dissolution of the Cooperative Company;

     (4)  mortgage or pledge of assets of the Cooperative Company; and

     (5) merger, spin-off or change in the form of organization of the Cooperative Company.

10.13Resolutions on the adoption of all other matters shall require the assent of a majority of the directors who are present in person or by proxy at a duly convened meeting of the Board of Directors.

10.14The Board of Directors may adopt any resolution without a meeting if all of the directors then holding office sign the resolution in written form. Such written resolutions shall be filed with the minutes of Board meetings and shall have the same force and effect as a unanimous resolution adopted at a meeting of the Board.

10.15Directors  shall  serve  without  any  remuneration.   Costs  and  expenses
     incurred by a director in the performance of his duties as director shall be paid for by the Party appointing such director, but the costs of directors attending regular meetings of the Board of Directors (including but not limited to travel expenses) shall be reimbursed by the Cooperative Company.


                       Article 11: Management Organization
                       -----------------------------------

11.1 The Cooperative Company's management organization shall be under the leadership of a General Manager, who shall report directly to the Board of Directors. In addition to the General Manager, the Cooperative Company shall have a Deputy General Manager, and other department managers, each of whom shall report directly to the General Manager.

11.2 The General Manager shall be nominated by Party B, the Deputy General Manager shall be nominated by Party A, and each of them shall be subject to appointment by the Board of Directors. The other Management Personnel, if any, shall also be appointed by the Board of Directors. All replacements for any of the Management Personnel, whether by reason of the retirement, resignation, disability or death of a manager or of the removal of a manager by the Board of Directors or by the Party which nominated him, shall be nominated and subject to appointment in the same manner as the original appointee, unless otherwise specified in this Contract.

11.3 The General Manager shall be in charge of the day-to-day operation and management of the Cooperative Company and shall carry out all matters entrusted by the Board of Directors. The Deputy General Manager shall assist the General Manager in his work and shall report to the General Manager.

11.4 It is not necessary that the General Manager, Deputy General Manager and all other Management Personnel shall perform their duties on a full-time basis, unless the Board of Directors requires otherwise.

11.5 The Cooperative Company's basic departmental structure, including the creation of Management Personnel positions other than those specified in this Contract, shall be approved by the Board of Directors based on proposals formulated by the General Manager. The details of the Cooperative Company's organizational structure and the creation of employment positions other than Management Personnel positions shall be determined by the General Manager.


                        Article 12: Conduct of Operations
                        ---------------------------------

12.1 Except as provided in Article 12.7 and 12.8, all operations of the Cooperative Company, including all services provided by the General Manager and Deputy General Manager shall be conducted and expenses shall be incurred only in accordance with Programs and Budgets approved by the Board of Directors in accordance with the provisions of Article 10.13 and this
     Article 12.

12.2 Within twenty (20) days of the Effective Date and thereafter on or before December 1 each year thereafter, the General Manager shall prepare and submit to the Board of Directors a proposed Program and Budget for operations for the ensuing Budget Period.

12.3 Within twenty (20) days after submission to the Board of Directors of a proposed Program and Budget, the Board of Directors shall hold a meeting at which the directors shall, by resolution passed in accordance with Article 10.13:

     (1) approve the proposed Program and Budget, or a modified form of the proposed Program and Budget; or

     (2)  reject the proposed Program and Budget.

12.4 If the Board of Directors fails, for any reason, to approve a Program and Budget by March 1 of a year, the General Manager shall be deemed to be authorized to continue operations at levels of expenditure comparable with the preceding year's approved Program and Budget unless the Board of Directors otherwise directs, and the preceding year's approved Program and Budget shall be deemed extended at the same expenditure levels.

12.5 The General Manager shall by the twentieth (20th) day of each calendar quarter (or such shorter period of time as may be designated by the Board of Directors) submit to each Party a funding notice setting out the contributions of registered capital required to be paid into the Cooperative Company by the Parties during the calendar quarter in order to fund the approved Programs and Budgets then in effect.

12.6 The General Manager shall promptly notify the Board of Directors of any actual or anticipated material departure from an approved Program and Budget. The General Manager shall not exceed an approved Budget by more than 10% unless expressly authorized by the Board of Directors.

12.7 Notwithstanding any other provision of this Contract or of the Articles of Association, in case of emergency, the General Manager may take reasonable action he deems necessary to protect life or property, to protect the assets of the Cooperative Company or to comply with law or government regulation. The General Manager shall promptly notify the Board of Directors of any emergency expenditure.

12.8 At any time the General Manager may propose the amendment of an approved Program and Budget, in which event the procedure specified in Article 12.3 shall apply.

           Article 13: Purchase and Supply of Materials and Equipment
           ----------------------------------------------------------
                            and Provision of Services
                            -------------------------

13.1 The Cooperative Company may purchase equipment and machinery, tools, raw materials, vehicles, spare parts and supplies, and may obtain technology and services, required for the Cooperative Company's operations from sources within and outside China.

13.2 Any party that performs services shall be compensated for its services and reimbursed for its costs incurred in connection therewith. Compensation for services provided by contractors shall be approved by the Board of Directors of the Cooperative Company.


                          Article 14: Labour Management
                          -----------------------------

14.1 Matters relating to the recruitment, employment, dismissal, resignation, wages and welfare, etc. of the staff and workers of the Cooperative Company shall be handled in accordance with the Labour Law of the People's Republic
                                             -----------------------------------
     of China and the  Regulations  of the People's  Republic of China on Labour
     --------          ---------------------------------------------------------
     Management in Foreign Invested Enterprises and related or relevant laws and
     ------------------------------------------
     regulations in China (hereinafter  collectively  referred to as the "Labour
                                                                          ------
     Laws").  The  Cooperative  Company's  labour  rules and  policies  shall be
     ----
     approved by the Board of Directors, and the implementation thereof shall be handled by the General Manager or under the General Manager's supervision.

14.2 The Cooperative Company's employees, other than the Management Personnel, shall be employed by the Cooperative Company in accordance with the terms of an individual labour contract. Management Personnel shall be employed by the Cooperative Company in accordance with the terms of individual employment contracts approved by the Board of Directors.

14.3 The general level of salary and benefits paid by the Cooperative Company to expatriate personnel shall be commensurate with that of expatriate personnel in comparable positions in foreign invested enterprises in equivalent parts of China. Subject to applicable provisions of the Labour Laws, the general level of salary and benefits of Chinese personnel shall be commensurate with that of Chinese personnel in comparable positions in foreign invested enterprises in equivalent parts of China.

14.4 Employees will be selected according to their professional qualifications, individual characteristics and working experience. The specific number and qualifications of the employees shall be recommended by the General Manager in accordance with the operating needs of the Cooperative Company for determination by the Board of Directors. All employees must complete satisfactorily a six-month probationary period of employment before becoming regular employees of the Cooperative Company.

14.5 The Cooperative Company shall conform to rules and regulations of the government of China concerning labour protection and ensure safe and civilized production. Labour insurance for employees of the Cooperative Company shall be handled in accordance with the Labour Laws.


      Article 15: Financial Affairs and Accounting; Distribution of Profits
      ---------------------------------------------------------------------

15.1 The General Manager of the Cooperative Company shall be responsible for the financial management of the Cooperative Company.

15.2 The General Manager shall prepare the Cooperative Company's accounting system and procedures in accordance with the Enterprise Accounting System
                                                              ------------------
     of the  People's  Republic of China for Foreign  Invested  Enterprises  and
     ----------------------------------------------------------------------
     other relevant laws and regulations in China, and submit the same to the Board of Directors for adoption. The accounting system and procedures shall be filed with the department in charge of the Cooperative Company and with the relevant local department of finance and the tax authorities for the record.

15.3 The Cooperative Company shall adopt Renminbi as its bookkeeping base currency, but shall also adopt United States Dollars, or with the consent of Party A and Party B other foreign currencies, as a supplementary bookkeeping currency.

15.4 All accounting records, vouchers, books and statements of the Cooperative Company must be made and preserved in Chinese. All financial statements and reports of the Cooperative Company shall be made and preserved in Chinese and English.

15.5 Translations between foreign currency and Renminbi shall be made using the median rate for buying and selling for such currency announced by the People's Bank of China on the date of actual receipt or payment by the Cooperative Company.

15.6 The Cooperative Company shall adopt the calendar year as its fiscal year. The Cooperative Company's first fiscal year shall commence on the date that the Cooperative Company receives a business license and shall end on the immediately succeeding December 31.

15.7 The Parties shall have full and equal access to the Cooperative Company's accounts, which shall be kept at the legal address of the Cooperative Company. The Cooperative Company shall furnish to the Parties unaudited financial reports on a monthly and quarterly basis so that they may
     continuously  be  informed  about  the  Cooperative   Company's   financial
     performance. In addition, each Party, at its own expense and upon advance notice to the Cooperative Company, may appoint an accountant registered in China or abroad to audit the accounts of the Cooperative Company on behalf of such Party. The Cooperative Company shall permit such accountant to examine all of its accounting and financial records and other such documents, provided that the auditor agrees to maintain the confidentiality of such documents.

15.8 The Cooperative Company shall engage an accountant independent of any Party and registered in China to audit its accounts and its financial statements and report. Drafts of the audited financial statements and report shall be provided to each Party and to the Board of Directors for review within two
     (2) months after the end of each fiscal year, and the final audited financial statements and report shall be completed not later than four (4) months after the end of each fiscal year or at such other time periods as declared by the Board of Directors.

15.9 The Cooperative Company shall separately open United States Dollars foreign exchange accounts and Renminbi accounts at banks within China authorized to conduct foreign exchange operations. The Cooperative Company, in accordance with the applicable laws of China, may also open foreign exchange bank accounts outside China.

15.10The Cooperative Company shall be responsible for maintaining a balance in its foreign exchange receipts and expenditures on its own through the sale of its products and through other methods permitted under the laws and regulations of China (including the conversion of currency at banks and foreign exchange adjustment centers in accordance with exchange control regulations).

15.11After the Cooperative Company has paid income taxes and made up any losses incurred in previous years, the Board of Directors shall determine the annual allocations to the Three Funds from the after-tax net profits and the Cooperative Company shall distribute profits to the Parties as follows:

     (1) Within four (4) months from the end of each fiscal year, the Board of Directors shall decide the amount of after-tax profit of the Cooperative Company, after allocation to the Three Funds, to be retained for production and operations and the amount to be distributed to the Parties ("Distributable Profits"). Unless otherwise
                                       ---------------------
          decided by the Board of Directors, the Cooperative Company shall distribute to the Parties no less than seventy-five percent (75%) of its Distributable Profits.

     (2) In accordance with Article 5.2(2), Party A shall contribute the appraised value of its Cooperative Conditions, being the "Party A Exploration Licenses" and "Party A Mineral Data", as capital to the Cooperative Company, and Party B's capital contribution shall be the total amount of its actual contribution to the registered capital of the Cooperative Company. If Party B has contributed less than US$3,010,000 as capital to the Cooperative Company, the Cooperative Company shall distribute the Distributable Profits to the Parties in proportion to the actual capital contributions made by the Parties in accordance with Articles 5.2 and 5.3, all as of the date of the Board of Directors resolution approving the distribution.

     (3) If Party B has contributed US$3,010,000 or more as capital to the Cooperative Company, then the Cooperative Company shall distribute the Cooperative Company's Distributable Profits to the Parties in proportion to the Parties' interests as stipulated in Articles 5.1(1) and 5.3 (i.e. a 10% interest held by Party A and a 90% interest held by Party B).

     (4) Losses from previous years must be made up before any profits from the current year are distributed to the Parties. Profits retained by the Cooperative Company in previous years may be distributed together with the profits of the current year.

     (5) In accordance with the foreign exchange laws of China, Party B shall have a priority right to receive its share of profits from the Cooperative Company's foreign exchange, with conversion from Renminbi to United States Dollars made at the median rate for buying and selling announced by the People's Bank of China on the date on which the Board of Directors makes to distribute profits. If the Cooperative Company does not have sufficient foreign exchange available to pay all of Party B's share of profits, the Cooperative Company upon Party B's instructions shall promptly convert the remaining amount of Renminbi profits into foreign currency at a bank or foreign exchange adjustment centre and pay such foreign currency to Party B. If the Cooperative Company is unable to effect conversion, then upon instructions from Party B, it must deposit the remaining Renminbi profits into a separate interest-bearing bank account opened in the name of the Cooperative Company, and must hold this Renminbi and the interest earned thereon in such account pending further instructions from Party
          B. The Cooperative Company shall promptly comply with Party B's instructions concerning the disposition of the funds in this bank account, provided that such instructions are not inconsistent with the laws and regulations of China.

15.12All remittances of profits and other payments out of China to Party B shall be made in United States Dollars to a foreign bank account designated by Party B, subject to compliance with the foreign exchange control regulations of China.

                       Article 16: Taxation and Insurance
                       ----------------------------------

16.1 The Cooperative Company shall pay all taxes and duties required under the national and local laws and regulations of China. The Cooperative Company's Chinese and expatriate personnel shall pay individual income tax in accordance with the Individual Income Tax Law of the Peoples Republic of
                          ------------------------------------------------------
     China or other relevant laws and regulations.
     -----

16.2 The Cooperative Company will submit an application for confirmation of the Cooperative Company as a Technologically Advanced Enterprise pursuant to relevant regulations and, upon receipt of such confirmation, shall register with the local tax authorities for the preferential tax treatment granted to Technologically Advanced Enterprises.

16.3 Throughout the Contract Term, the Cooperative Company shall maintain insurance coverage of the types and in the amounts determined by the General Manager and approved by the Board of Directors. The Cooperative Company may obtain insurance from insurance companies or organizations inside and outside China, subject to compliance with the laws and regulations of China.


                           Article 17: Confidentiality
                           ---------------------------

17.1 Prior to and during the Contract Term, each Party has disclosed or may disclose to the other Party confidential and proprietary information concerning their respective businesses, financial condition, proprietary technology, research and development and other confidential matters. Furthermore, during the Contract Term, the Parties may obtain confidential and proprietary information concerning the Cooperative Company and the Cooperative Company may obtain confidential and proprietary information concerning the Parties. Except as may be provided in other relevant confidentiality agreements, each of the Parties and the Cooperative Company receiving all such information as aforesaid, including written and unwritten information, (hereinafter referred to as "Confidential
                                                                    ------------
     Information")  shall,  during  the  Contract  Term  and for  one  (1)  year
     -----------
     thereafter:

     (1)  maintain the confidentiality of such Confidential Information; and

     (2) not disclose it to any person or entity, except to their respective other employees who need to know such Confidential Information to perform their work responsibilities;

     provided   that   Party  A  shall   not  be  bound  by  the  one  (1)  year
     confidentiality term if this Contract is terminated prior to Party B contributing Four Hundred and Sixty Thousand US Dollars (US$460,000) to the registered capital of the Cooperative Company.

17.2 The provisions of Article 17.1 above shall not apply to Confidential Information that:

     (1) can be proved to have been known by the receiving party by written records made prior to disclosure by the disclosing party;

     (2) is or becomes public knowledge otherwise than through the receiving party's breach of this Contract; or

     (3) was obtained by the receiving party from an Other Entity having no obligation of confidentiality with respect to such Confidential Information.

17.3 If required by either Party, the Cooperative Company shall execute a separate secrecy agreement in respect of Confidential Information obtained by the Cooperative Company from such Party or its Affiliates with provisions similar to those set out in this Article 17.

17.4 Each Party and the Cooperative Company shall formulate rules and regulations to cause its directors, senior management personnel, and other employees, and those of their Affiliates, also to comply with the confidentiality obligations set forth in this Article 17. All directors, managers and other employees of the Cooperative Company shall be required to sign a confidentiality undertaking in a form acceptable to both Parties.

17.5 The provisions of this Article 17 shall not apply to the disclosure of information to any Affiliate, to any public or private lender or financing agency or institution, to any contractors or subcontractors that the Parties may engage, to employees and consultants of the Parties or to any Other Entity to which a Party contemplates the Transfer of all or part of its share of the registered capital of the Cooperative Company; provided that in any such case only such information as such person or entity to whom disclosure is made shall have a legitimate business need to know shall be disclosed and such person or entity shall first undertake in writing the confidential nature of such information at least to the same extent as the Parties are obligated to do under this Article 17.

     The provisions of this Article 17 shall also not apply to the disclosure of information to any government or any agency or department thereof, to the extent required by law or in response to a legitimate request for such information, provided that the Party being required or requested to make such disclosure shall immediately notify the other Party of such requirement and the terms thereof prior to such disclosure. The other Party shall have the right to object to the government agency or department concerned to such disclosure and to seek confidential treatment of any Confidential information to be disclosed on such terms as such Party shall, in its sole discretion, determine, so as to cause the same not to be disclosed.

17.6 Without being limited to the foregoing provisions of this Article 17, the other Parties may not unreasonably refuse and no Party shall make any public announcement or public disclosure of information regarding the Cooperative Company, including Confidential Information, without the prior written consent of the other Party as to the content and timing of such announcement or disclosure, which consent shall not be unreasonably withheld; provided that nothing in this Article 17.6 shall prevent a Party from making, according to its good faith judgment, an announcement or disclosure which is required by applicable law, regulation or stock exchange rule.2

17.7 The provisions of this Article 17 shall remain binding upon any natural or legal person who has been a party to this Contract after such person, through an assignment of registered capital participation ratio and corresponding rights and obligations, ceases to be a party to this Contract. In addition, the rights and obligations under this Article 17 shall survive the expiration or earlier termination of this Contract, and shall remain in effect for the periods stated herein, notwithstanding the dissolution of the Cooperative Company.


                            Article 18: Contract Term
                            -------------------------

18.1 The Contract Term shall  commence upon the Effective  Date and shall extend
                                                                ---
     for a term of thirty (30) years from the date of issuance of the Business License.

18.2 If the Cooperative Company finds a commercial mine through its Exploration activities and Develops such mine, the Contract Term specified in Article
     18.1 shall be extended, based on actual remaining service life of the mine. Accordingly, the cooperation between the Parties will continue through the end of the actual service life of the mine.

18.3 If the cooperation is terminated because the Cooperative Company's cooperation term has expired and does not need to be extended, the mining industry rights (exploration rights, Mining rights) shall be recovered by Party A.

18.4 If the Board of Directors of the Cooperative Company decides to extend the term of this Contract then an application to extend the Contract Term for the additional period of time recommended by the Board shall be made to the Examination and Approval Authority. The Contract Term may be extended only upon approval of the Examination and Approval Authority.


                     Article 19: Termination and Liquidation
                     ---------------------------------------

19.1 In any of the following circumstances, a Party shall have the right to terminate this Contract by giving thirty (30) days prior written notice to the other Party:

     (1) the terminating Party has the right pursuant to the provisions of either Article 22.4 or 24.2 to terminate this Contract; or

     (2)  the  Board  of  Directors   determines  that  the  activities  of  the
          Cooperative Company are for any reason no longer commercially viable or determines that the Cooperative Company be dissolved.

19.2 Under any of the following circumstances, a Party shall have the right to terminate this Contract with immediate effect by written notice to the other Party:

     (1)  the  terminating  Party has the right  pursuant to the  provisions  of
          Article 5.4(1) to terminate this Contract;

     (2)  the  other  Party  changes  all  or  any  part  of  its  share  of the
          Cooperative   Company's   registered   capital  in  violation  of  the
          provisions of this Contract;

     (3) the other Party otherwise materially breaches, this Contract or materially violates the Articles of Association, and such breach or violation is not cured within sixty (60) days of written notice to the breaching/violating Party;

     (4)  the  terminating  Party has the right  pursuant to the  provisions  of
          Article 5.6 to terminate this Contract; or

     (5) the other Party is declared bankrupt, or is the subject of proceedings for bankruptcy, dissolution or liquidation, or becomes unable to pay its debts as they become due.

19.3 Without being limited to the generality of the provisions of Articles 19.1 and 19.2:

     (1) Party A shall have the right to terminate this Contract in accordance with the provisions of Article 5.4(1).

     (2) Party B shall have the right to terminate this Contract by giving written notice to Party A provided that Party B or the Cooperative
          Company through the Cooperative Company has paid all direct and indirect fees or liabilities incurred by the Board of Directors and General Manager of the Cooperative Company.

     (3) when terminating this Contract in accordance with Article 19.3 hereof, Party B shall transfer all of its interest in the Cooperative Company to Party A without consideration. Thereafter, Party B shall have no right to or power over the Cooperative Company or its assets and will no longer have any further obligation or liability arising from this Contract, except for those obligations and liabilities which arose before Party A issued the said notification.

19.4 Upon termination of this Contract in accordance with Articles 19.1, 19.2 or 19.3(2), a meeting of the Board of Directors shall be convened and both

     Parties shall make all possible endeavors to cause the directors each appointed to vote in favor of a resolution to dissolve the Cooperative Company, and the Cooperative Company shall forthwith submit an application for dissolution to the Examination and Approval Authority. To effect termination of this Contract and dissolution of the Cooperative Company, each Party agrees to take all actions and to sign all documents, and to cause its appointees on the Board of Directors to take all actions and to sign all documents that are legally required.

19.5 Upon expiration of the Contract Term or approval of an application to dissolve the Cooperative Company pursuant to this Article 19, or under other circumstances in which this Contract is terminated or the Cooperative Company is dissolved, liquidation of the Cooperative Company shall be handled in accordance with the relevant laws and regulations of China and with the provisions set forth below (in so far as they do not conflict with such laws and regulations):

     (1) The liquidation committee, which shall report to the Board of Directors, shall be made up of three (3) members, of whom one (1) shall be appointed by Party A and two (2) shall be appointed by Party B;

     (2) In developing and executing the liquidation plan, the liquidation committee shall use every effort to obtain the highest possible price for the Cooperative Company's assets and, subject to compliance with Chinese foreign exchange control regulations, to sell such assets for United States Dollars or other freely convertible foreign currencies;

     (3) Following the completion of such liquidation, the remaining net assets of the Cooperative Company shall be distributed to the Parties in accordance with Articles 5.2(2), 5.3 and 15.11(2)(3).

     (4) If it is necessary to appraise any of the assets to be liquidated, the liquidation committee shall appoint a Sino-Foreign joint venture accounting firm registered in China and independent of either Party to handle this work; and

     (5) Party B, at its own expense, shall have the right to obtain copies of all of the Cooperative Company's accounting vouchers, account books, account statements, minutes and resolutions of the Board of Directors and other relevant documents after the conclusion of liquidation.

19.6 The provisions of Article 19.5 shall survive the expiration or early termination of this Contract and shall remain in effect until the conclusion of liquidation under Article 19.5.

19.7 After termination of this Contract pursuant to Article 19.1 or 19.2 each Party shall be entitled to copies of all Mineral Data acquired or developed by the Cooperative Company before the effective date of termination but not previously furnished to that Party.


                         Article 20: Breach of Contract
                         ------------------------------

20.1 If a Party breaches this Contract, it shall bear the liabilities arising from such breach. In the event that both Parties breach this Contract, each Party shall bear the liabilities arising from its own breach. Notwithstanding the foregoing, neither Party shall be liable to the other for any indirect or consequential loss or damage arising from this Contract.


                           Article 21: Non-Competition
                           ---------------------------

21.1 All transactions, contracts, purchases, operations, negotiations with Third Parties, hiring of employees and any other matters or acts undertaken on behalf of the Parties, either Party or the Cooperative Company in relation to the Cooperative Company or the conduct of Exploration or other activities licensed by the Cooperative Company's scope of business in the Cooperation Area3 shall be done, transacted, undertaken or performed in the name of the Cooperative Company and neither Party shall do, transact, perform or undertake anything within the Cooperation Area in its own name or in the name of the other Party or in the joint names of the Parties.

21.2 Subject to this Contract, the Parties shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with operations conducted by the Cooperative Company outside the Cooperation Area. However, each Party shall devote such time as may be required to fulfill any obligations assumed by it under this Contract.

21.3 If any Party legally acquires any mining industry rights (exploration rights, Mining rights) for the area surrounding the "Party A Exploration Licenses", it shall, on a priority basis, transfer such mining industry rights to the Cooperative Company for a fee permitted by law or at an appropriate price. The said Party may transfer the mining industry rights to another company or entity only if the Cooperative Company does not wish to accept the same offer.


                            Article 22: Force Majeure
                            -------------------------

22.1 "Force Majeure" shall mean all events which were  unforeseeable at the time
      -------------
     this Contract was signed, the occurrence and consequences of which cannot be avoided or overcome, and which arise after the signature of this Contract and prevent total or partial performance by any Party. Such events shall include earthquakes, typhoons, flood, fire, war, failures of international or domestic transportation, actions of or inactions by governments or public agencies, epidemics, civil disturbances, strikes, impossibility to access the Cooperation Area and other events which are accepted as force majeure in general international commercial practice. A Party's lack of funds is not an event of Force Majeure.

22.2 If an event of Force  Majeure  occurs  and  affects  the  performance  of a
     Party's obligations under this Contract, such performance shall be suspended during the period of delay caused by the Force Majeure, and this shall not constitute a breach of contract.

22.3 The Party claiming Force Majeure shall promptly inform the other Party in writing and furnish within fifteen (15) days thereafter sufficient evidence of the occurrence and duration of such Force Majeure.

22.4 In the event of Force Majeure, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure. If the occurrence or consequences of Force Majeure results in a major impairment to the functioning of the Cooperative Company for a period in excess of six (6) months and the Parties have not found an equitable solution after friendly consultation in accordance with the principle of equity and mutual benefit, then either Party may terminate this Contract, provided that the terminating Party has performed its obligations under this Article 22.4.


                       Article 23: Settlement of Disputes
                       ----------------------------------

23.1 In the event any dispute arises out of or in relation to this Contract, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations. If the dispute is not resolved in this manner within sixty (60) days after the date on which one Party has served written notice on the other Party for the commencement of consultations, then either Party may refer the dispute to arbitration in accordance with the provisions of Article 23.2.

23.2 The arbitration shall be conducted under the auspices of the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden in accordance with the Rules of said Institute. The place of arbitration shall be Stockholm, Sweden and the award shall be issued in Sweden. The arbitrators shall be given instructions that: (i) all proceedings in any arbitration shall be conducted in Chinese and English; (ii) there shall be three (3) arbitrators, none of whom shall be a national of the state of either Party and all of whom shall be fluent in English or Chinese; and
     (iii) Party A and Party B shall each select one (1) arbitrator. The third arbitrator shall be appointed by the Arbitration Institute and shall serve as chairman of the arbitration tribunal. The arbitration award shall be final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly.

23.3 When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute, the Parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations, under this Contract.

23.4 In any arbitration proceeding and in to enforce any arbitration award between the Parties pursuant to or relating to this Contract, in any legal proceeding, and in any legal action between the Parties, each party expressly waives the defense of sovereign immunity and any other defense based on that Party being a fact or on the allegation that it is any agency or instrumentality of a sovereign state.


                           Article 24: Applicable Law
                           --------------------------

24.1 The formation, validity, interpretation and performance of this Contract, and any disputes arising under this Contract, shall be governed by the current laws of China. If there is no published law in China governing a particular matter relating to this Contract, reference shall be made to general international commercial practices.

24.2 If Party B's economic benefits under this Contract are adversely and materially affected by the promulgation of any new laws or regulations of China or the amendment or interpretation of any existing laws, rules or regulations of China after the Effective Date of this Contract, the Parties shall promptly consult with each other and use their best endeavors to implement any adjustments necessary to maintain Party B's economic benefits derived from this Contract on a basis no less favorable than the economic benefits it would have derived if such laws or regulations had not been promulgated or amended or so interpreted. If it is not possible to implement such adjustments, Party B may terminate this Contract.

24.3 The Cooperative Company and the Parties shall be entitled according to the law to enjoy any tax, investment or other preferential treatment that become available to foreign invested enterprises or foreign investors after the signing of this Contract and which are more favorable than those set forth in this Contract. The Parties agree that they or the Cooperative
                                                        ----
     Company shall promptly apply, as required by law, to enjoy such preferential treatment.


                      Article 25: Miscellaneous Provisions
                      ------------------------------------

25.1 Failure or delay on the part of any Party hereto to exercise a right under this Contract shall not operate as a waiver thereof; nor shall any single or partial exercise of a right preclude any other future exercise thereof.

25.2 Neither this Contract nor any rights and obligations hereunder may be assigned in whole or in part by any Party except in accordance with the provisions of Article 5.9.

25.3 This Contract is made for the benefit of Party A and Party B and their respective lawful successors and assignees and is legally binding on them.

     This Contract may not be amended orally, and any amendment hereto must be agreed to in a written instrument signed by both Parties and, where required by law, approved by the Examination and Approval Authority before taking effect.

25.4 The invalidity of any provision of this Contract shall not affect the validity of any other provision of this Contract which is not affected by the invalid provision.

25.5 This Contract is signed in the Chinese language in six (6) originals and in the English language in six (6) originals. Both language versions shall be equally valid.

25.6 Any notice or written communication provided for in this Contract from one Party to the other Party or to the Cooperative Company shall be made in writing in Chinese and English and sent by courier service delivered letter or by facsimile confirmed by a confirmation copy of the courier service delivered letter. The date of receipt of a notice or communication hereunder shall be deemed to be seven (7) days after the letter is given to the courier service or one (1) day after sending in the case of a facsimile, provided it is evidenced by a confirmation receipt and the sent confirmation copy. All notices and communications shall be sent to the appropriate address set forth below, unless the same is changed by notice given in writing to the other Party.

     Party A:
     --------

     Geology Brigade 209 of the
     Nuclear Industry or Yunnan Province, China
     No. 182, West Dongfeng Road
     Kunming City, Yunnan Province 650031
     People's Republic of China.

     Facsimile No: 86 871 5328952
     Attention: Wang Gang

     Party B:
     --------

     In the case of a notice to Party B at:

     Magnus International Resources Inc.
     101 Convention Center Drive 7th Floor
     Las Vegas, Nevada 89109, U.S.A.

     Facsimile No: 001 (702) 2210904
     Attention:          Graham R. Taylor

     Cooperative Company:
     --------------------

     Long Teng Mining Ltd.

     Dushimingyuan Bldg., No. A-2708
     Central Renmin Road
     Kunming City, Yunnan Province 650031
     People's Republic of China

     Facsimile No.: 86 871 3642420
     Attention: Peter Smith


25.7 Appendixes 1(1), 1(2), 2(1), 2(2), 3 and 4 hereto are made an integral part of this Contract and are equally binding with these Articles 1 to 25.

25.8 This Contract constitutes the entire agreement between the Parties with respect to the subject matter of this Contract and supersedes all prior discussions, negotiations and agreements between them with respect to the subject matter of this Contract. In the event of any conflict between the terms and provisions of this Contract and the Articles of Association, the terms and provisions of this Contract shall prevail.

25.9 Time is of the essence in the terms and conditions of this Contract. A Party that fails to comply shall assume responsibility for any adverse consequences.

25.10If timing causes any matter to occur or expire on a day which is not a Business Day, the first Business Day that follows shall be considered the day of expiry or occurrence.

IN WITNESS WHEREOF, the duly authorized representative of each Party has signed this Contract in Kunming City, Yunnan Province, People's Republic of China on the date set forth below.


Geology Brigade 209 of the
Nuclear Industry or Yunnan
Province, China





By /s/ Cheng Minghui
  ----------------------
Name: Mr. Cheng Minghui
Nationality: Chinese
Date:  July 6, 2004
      -------------


Magnus International Resources Inc.





By: /s/ Graham R. Taylor
   ---------------------
Name:  Graham R. Taylor
Nationality: Canadian
Date:  July 6, 2004
      -------------

                                   Appendix I
                                   ----------

                             Map of Cooperation Area
                             -----------------------

                                   Appendix II
                                   -----------

                          Party A Exploration Licenses
                          ----------------------------

                                  Appendix III
                                  ------------

      Descriptions of Party A Exploration Licenses and Party A Mineral Data
      ---------------------------------------------------------------------


Party A
-------
Exploration Licenses
--------------------

   License       Date of    Expiry    Location    Area (/m2)    Minimum     Restrictions
   Number       Issuance     Date                               Covered
-------------  ----------  --------  ----------  ------------  ---------  ----------------






Party A Mineral Data
--------------------


[Please List]:

     1.

     2.

     3.

     4.

                                   Appendix IV
                                   -----------

                          Copies of Appraisal Documents
                          -----------------------------

Translator's notes
------------------

1. Due to the way the phrase "at the expense of the Cooperative Company" has been translated, the Chinese text could also be interpreted to read "on the Cooperative Company's behalf, the Cooperative Company shall contribute capital to procure all approvals ...."

2. In the Chinese text, the phrase "good faith judgment" qualifies the word "making", not the word "required". In other words, the Chinese provision addresses disclosures which are required by law (as opposed to disclosures
                                  ---
     which are judged to be required by law).
               ------------

3. The phrase "in relation to the Cooperative Company or the conduct of Exploration or other activities licensed by the Cooperative Company's scope of business in the Cooperation Area" qualifies only the phrase "and any other matters or acts". It does not quality the foregoing "All transactions, contracts, purchases, operations, negotiations with Third Parties, hiring of employees".

After  several  negotiations  between both Party A and Party B, Yunnan Long Teng
--------------------------------------------------------------------------------
Mining  Ltd.  is making the  following  supplementary  amendments  to the "Joint
--------------------------------------------------------------------------------
Venture Contract".
------------------

1.   Preliminary Statements C:

Original Paragraph:   Party A and  Party B  signed  a Preliminary  Joint Venture
                    Agreement on April 6, 2004 pursuant to which they agreed to establish a cooperative joint venture company (the
                    "Cooperative   Company")   to   conduct   copper   and  gold
                     ---------------------
                    exploration and mining activities within an Eighty-two point three nine (82.39) square kilometer area (the "Cooperation
                                                                     -----------
                    Area")  of  Huidong  County,   Sichuan  Province,   People's
                    ----
                    Republic of China (as shown on Appendix I).

Amended Paragraph:    Party A and  Party B signed  a Preliminary  Joint  Venture
                    Agreement on April 6, 2004 pursuant to which they agreed to establish a cooperative joint venture company (the
                    "Cooperative  Company")  to  conduct  copper,  gold and iron
                     --------------------
                    exploration and mining activities within an area of 44.02 square kilometer of Luquan County, Yunnan Province(Exploration license No.5300000410155) and an area of 82.39 square kilometer of the Huidong county, Sichuan Province (Exploration license No.5100000430204) (as shown on Appendix I) an Eighty-two point three nine (82.39) square kilometer area (the  "Cooperation  Area") of Huidong County,
                                          -----------------
                    Sichuan  Province,  People's  Republic of China (as shown on
                    Appendix I)

2.   Article 2.10:

Original Paragraph:  "Cooperation Area" means that distinct area of 82.39 square
                      ----------------
                    kilometers which is marked for ease of reference on the coordinate map included as Appendix I, or other area as the Parties mutually agree upon.

Amended Paragraph:   "Cooperation Area" means that distinct area of 44.02 square
                      ----------------
                    kilometers and 82.39 square kilometers which is marked for ease of reference on the coordinate map included as Appendix I, or other area as the Parties mutually agree upon.

3.   Article 3.4:

Original Paragraph:   The  name  of the  Cooperative Company shall  be  (Chinese characters) in Chinese and Long Teng Mining Ltd. in English.

Amended Paragraph:    The  name of the Cooperative  Company  shall  be  (Chinese characters) in Chinese and Yunnan Long Teng Mining Ltd. in English.

4.   Article 5.2(1)

Original Paragraph:  As its Cooperative Conditions, Party A shall, in accordance with the relevant terms of this Contract, transfer the Party A Exploration Licenses and the Party A Mineral Data to the Cooperative Company. The value of the said Party A
                    Exploration Licenses and Party A Mineral Data has been appraised by a mining right appraisal institution qualified under Chinese law (Appendix IV). In accordance with Article 15.11, the contribution of such Cooperative Conditions shall entitle Party A to a ten percent (10%) interest the Cooperative Company.

Amended Paragraph:   As its Cooperative Conditions, Party A shall, in accordance with the relevant terms of this Contract, transfer the "Party A Exploration Licenses" and the "Party A Mineral Data" to the Cooperative Company. The value of the said "Party A Exploration Licenses" and "Party A Mineral Data" has been appraised by a mining right appraisal institution qualified under Chinese law (Appendix IV). In accordance with Article 15.11, the contribution of such Cooperative Conditions shall entitle Party A to the following interests of the Cooperative Company.

                            (i) 10% of the iron, copper and gold Exploration project of the Luquan County Aqiao district, Yunnan Province;

                            (ii) 10% of the copper Exploration project in the Sujiayakou, Weiliancun, Maanshan district, Sichuan Province.

5.   Article 5.2(2):

Original Paragraph:   The Parties hold that the Party A Exploration Licenses and the Party A Mineral Data shall have a total appraised value and that: (i) the total appraised value became valid following confirmation by the appraisal report issued on the 5th day of July, 2004; (ii) the report shall be filed with the appropriate competent higher governmental authority; and
                    (iii) such report shall be attached hereto as an Appendix.

Amended Paragraph:    Both Parties  hold that the  copper Exploration project in the Sujiayakou, Weiliancun, Maanshan district, Sichuan Province shall have a total appraised value and that: (i) the total appraised value became valid following confirmation by the appraisal report issued on the 5th day of July, 2004; (ii) the report shall be filed with the appropriate competent higher governmental authority; and
                    (iii) such report shall be attached hereto as an Appendix.

6.   Article 5.3(1):

Original Paragraph:   Subject to  Article 5.6,  Party B shall  contribute  Three
                    Million and Ten Thousand US Dollars (US$3,010,000) as the Cooperative Company's registered capital. Party B shall contribute the registered capital in United States Dollars cash. In accordance with Article 15.11, the contribution of such capital contributions shall entitle Party B to a 90% interest in the Company.

Amended Paragraph:    Subject  to Article 5.6,  Party B shall  contribute  Three
                    Million and Ten Thousand US Dollars (US$3,010,000) as the Cooperative Company's registered capital. Party B shall contribute the registered capital in United States Dollars cash. In accordance with Article 15.11, the contribution of such capital contributions shall entitle Party B to the respective interests in the Company.

                            (i) 90% of the iron, copper and gold Exploration project of the Luquan County Aqiao district, Yunnan Province;

                            (ii) 90% of the copper Exploration project in the Sujiayakou, Weiliancun, Maanshan district, Sichuan Province.

7.   Article 5.3(2):

Original Paragraph:   Any increase in the registered capital or total investment of the Company shall be contributed one hundred percent (100%) by the Party B, and the Party A shall not be required to contribute further capital to the Cooperative Company, but shall retain its ten percent (10%) share of the rights and interests in the Cooperative Company.

Amended Paragraph:    Any increase in the registered capital or total investment of the Company shall be contributed one hundred percent (100%) by the Party B, and the Party A shall not be required to contribute further capital to the Cooperative Company, but shall retain its respective shares of the rights and interests in the Cooperative Company, in accordance to
                    Article 5.2(1).

8.   Article 5.3(3):

Original Paragraph:   Within 30 days upon receipt of the business license of the
                    Cooperative Company, Party B will give to Party A Five Hundred Thousand United States Dollars (US$500,000) of equivalent shares of common stock of Magnus International Resources, Inc. listed on the U.S.A.'s NASDAQ market (Listed On United States NASD OTC Bulletin Board), and shall take care of the documentation for such equity transfer as soon as possible.

Amended Paragraph:    Within 15 days  upon receipt  of the business  license and the completion of transfer of "Party A Exploration Licenses" to the Cooperative Company, Party B will give to Party A:

                            (i) in reference to the iron, copper and gold Exploration project of the Luquan County Aqiao district, Yunnan Province a payment of Two Hundred and Fifty Thousand United States Dollars (US$250,000) of equivalent shares of common stock of Magnus International Resources Inc. listed on the U.S.A.'s NASDAQ market (Listed On United States NASD OTC Bulletin Board);

                            (ii)   in  reference   to  the  copper   Exploration
                                   project in the Sujiayakou, Weiliancun, Maanshan district, Sichuan Province a payment of Five Hundred Thousand United States Dollars (US$500,000) of equivalent shares of common stock of Magnus International Resources Inc. listed on the U.S.A.'s NASDAQ market (Listed On United States NASD OTC Bulletin Board).

                            And shall take care of the documentation for such equity transfer as soon as possible.

IN WITNESS WHEREOF, the duly authorized representative of each Party has signed this supplementary amendments in Kunming City, Yunnan Province, People's Republic of China on the date set forth below.

Geology Brigade 209 of the                  Magnus International Resources, Inc.
Nuclear Industry of Yunnan
Province, China



By  /s/ Cheng Minghui                       By   /s/ Graham R. Taylor
  -------------------------                    -------------------------
Name: Mr. Cheng Minghui                      Name: Graham R. Taylor
Nationality: Chinese                         Nationality: Canadian
Date:              , 2004                    Date:              , 2004
      -------------                                -------------